     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1996
                                                 REGISTRATION NO. 33-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ----------------

                                  FORM S-3

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              ----------------

                AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
           (Exact name of registrant as specified in its charter)

          Florida                                       59-1219710
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                      1776 American Heritage Life Drive
                         Jacksonville, Florida  32224
                                (904) 992-1776

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     MR. C. RICHARD MOREHEAD                   W. MICHAEL HEEKIN, ESQ.
  Executive Vice President and          Senior Vice President, General Counsel
     Chief Financial Officer                        and Secretary
     American Heritage Life                     American Heritage Life
     Investment Corporation                     Investment Corporation
1776 American Heritage Life Drive         1776 American Heritage Life Drive
  Jacksonville, Florida  32224               Jacksonville, Florida  32224
       (904) 992-2570                               (904) 992-2680

           (Name, address, including zip code and telephone number,
                 including area code, of agents for service)
                                   Copy to:
                         HAROLD F. McCART, JR., ESQ.
                               Boling & McCart
                         (a professional association)
                        Seventy-Six South Laura Street
                             Suite Seven Hundred
                         Jacksonville, Florida 32202
                                (904) 354-6543

                              ----------------

         Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                                                                             [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                                                                             [X]

                       CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------
                                                   Proposed              Proposed
                                                    Maximum               Maximum
         Title of               Amount             Offering              Aggregate             Amount of
     Securities Being           Being              Price Per             Offering            Registration
        Registered            Registered             Share                 Price                 Fee*
- ----------------------------------------------------------------------------------------------------------
   Shares of Common
   Stock, par value          100,000
   $1.00 per share           Shares                  $21.75               $2,175,000             $750
- ----------------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee. Based, pursuant to Rule 457(b), on the closing price of the Common Stock reported for June 26, 1996 by the New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                AMERICAN HERITAGE LIFE INVESTMENT CORPORATION

       Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K


           REGISTRATION STATEMENT ITEM                                   CAPTION OF PROSPECTUS

1.    Forepart of the Registration Statement                  Cover Page; Outside Front Cover Page of
      and Outside Front Cover Page of                         Prospectus
      Prospectus

2.    Inside Front and Outside Back Cover Pages               Available Information; Incorporation of Certain
      of Prospectus                                           Documents by Reference; Outside Back Cover of
                                                              Prospectus

3.    Summary Information, Risk Factors and                   Not Applicable
      Ratio of Earnings to Fixed Charges

4.    Use of Proceeds
                                                              Use of Proceeds
5.    Determination of Offering Price
                                                              Cover Page; Agents Stock Investment Plan

6.    Dilution                                                Not Applicable

7.    Selling Security Holders                                Not Applicable

8.    Plan of Distribution                                    Agents Stock Investment Plan

9.    Description of Securities to be                         Incorporation of Certain Documents by
      Registered                                              Reference; Description of the Shares

10.   Interests of Named Experts and Counsel                  Legal Opinion

11.   Material Changes
                                                              Not Applicable
12.   Incorporation of Certain Documents by
      Reference                                               Incorporation of Certain Documents by Reference

13.   Disclosure of Commission Position on                    Not Applicable
      Indemnification for Securities Act
      Liability

                                    [AHL]
                                    [LOGO]
                AMERICAN HERITAGE LIFE INVESTMENT CORPORATION


                                100,000 SHARES

                AMERICAN HERITAGE LIFE INVESTMENT CORPORATION

                                 COMMON STOCK

                              -----------------

                         AGENTS STOCK INVESTMENT PLAN

                              -----------------

      The Amended and Restated Agents Stock Investment Plan (the "ASI Plan") of American Heritage Life Investment Corporation (the "Company") provides the independent soliciting agents of those subsidiaries of the Company which elect to participate in the ASI Plan with a simple and convenient method of purchasing shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), without payment of any brokerage commission or service charge and at a discount from the market price.

      Purchases will be made solely through deductions from commissions payable by participating subsidiaries of the Company to their participating agents with a minimum monthly deduction of $500 and maximum of $2,000.

      Shares purchased pursuant to the ASI Plan will be purchased either in the open market or from the Company's authorized, but unissued, Shares or from Shares held in the Company's treasury at a price equal to the closing price of the Shares as reported on the New York Stock Exchange on the purchase date, 95% of which will be paid by the participating agent and 5% of which will be paid by the participating subsidiary. All shares held for the account of a participant pursuant to the ASI Plan will automatically participate in the Company's Automatic Dividend Reinvestment Plan which provides for automatic reinvestment of cash dividends paid on Shares toward the purchase of Shares from the Company at the closing price of the Shares as reported on the New York Stock Exchange on the dividend payment date.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
           THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COM-
             MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

      This Prospectus relates to 100,000 Shares registered for purchase under the ASI Plan either in the open market or from the Company's treasury or from its authorized, but unissued, Shares. These Shares are listed for trading on the New York Stock Exchange. It is suggested that this Prospectus be retained for future reference.

                               ----------------



                 The date of this Prospectus is June 27, 1996

                             AVAILABLE INFORMATION

      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Shares are listed on the New York Stock Exchange and similar, and other, information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission a registration statement (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Securities, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be obtained from the Commission at its principal office in Washington, D.C., upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, filed by the Company with the Commission, are incorporated herein by reference as of their respective dates:

      (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Exchange Act (File No. 1-7255).

      (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed pursuant to Section 13 of the Exchange Act (File No. 1-7255).

      (3) The Company's definitive proxy statement, dated March 22, 1996 filed pursuant to Section 14 of the Exchange Act (File No. 1-7255) relating to its Annual Meeting held on April 25, 1996.

      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

      The description of the Shares included or incorporated by reference in its Registration Statement and the amendments thereto filed pursuant to Section 12(b) of the Exchange Act including any amendments or reports filed for the purpose of updating such description is incorporated herein by reference.

      The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that the Registration Statement incorporates. Requests for such copies should be directed to W. Michael Heekin, Senior Vice President, General Counsel and Secretary, American Heritage Life Investment Corporation, American Heritage Life Building, 1776 American Heritage Life Drive, Jacksonville, Florida 32224, telephone number
(904) 992-2680.

                                 THE COMPANY


      The Company, a Florida corporation founded on September 27, 1968, is a holding company whose principal subsidiary is American Heritage Life Insurance Company ("AHL"), a Florida life insurance company. AHL was organized on September 11, 1956 and is presently authorized to do business as a life insurance company in all states, other than New York, and in the District of Columbia, U.S. Virgin Islands and Puerto Rico. AHL is engaged in the business of underwriting life and accident and health insurance on an individual, credit and group basis. First Colonial Insurance Company, a Florida credit property insurance company and a wholly-owned subsidiary of AHL, was organized in 1987.

      The Company has reported increased operating earnings for 20 consecutive years and has increased dividends to shareholders for 27 consecutive years. In addition, the Company had more than $18.3 billion of gross life insurance volume in force, and $1.318 billion of assets at December 31, 1995. There can be no assurance that the Company will continue to experience this level of growth in the future.


                         AGENT STOCK INVESTMENT PLAN

      1. Plan. The purpose of the Agents Stock Investment Plan, which was adopted April 29, 1993 and amended and restated April 25, 1996, (the "ASI Plan") is to encourage a sense of proprietorship on the part of all soliciting agents of AHL, a wholly owned subsidiary of the Company or any other subsidiary of the Company or AHL, which shall be designated a Participating Subsidiary, by assisting them in making regular purchases of the Shares and thus increasing their interest in the growth of the Company and its financial success. It is understood that all soliciting agents of AHL or any other subsidiary of the Company or AHL are "independent contractors" and nothing in this plan is to be construed as changing that independent contractor status or creating an employee/employer relationship between the participant and the Company, AHL or a subsidiary of either company.

      The Board of Directors of the Company or Executive Committee thereof shall have full power and authority to interpret and construe any provision of the ASI Plan finally and conclusively as to all persons having any interest thereunder, to adopt rules and regulations not inconsistent with the ASI Plan for carrying out the plan or for providing for matters not specifically covered in the plan and to alter, amend, and revoke any rules or regulations so adopted. The ASI Plan is administered by the SunTrust Bank, Atlanta (the "Administrator"), P. O. Box 4625, Atlanta, Georgia 30302, Telephone Number 1-800-568-3476.

      2. Eligibility of Participant. Every person designated by the President of a Participating Subsidiary, whether a natural person or a corporation, who is licensed as an insurance agent or under contract with such Participating Subsidiary (an "Insurance Agent"), and who has earned monthly commissions due and payable to him or her of not less than $500, shall be eligible to participate in the ASI Plan. For the purpose of the ASI Plan, a "Participating Subsidiary" shall be any subsidiary of the Company or AHL in which the Company or AHL owns greater than 50% of the capital stock having voting power in ordinary circumstances, which has been designated as a Participating Subsidiary by a resolution of the Board of Directors of the Company or AHL, and which designation has been accepted by a resolution of the Board of Directors of such designated subsidiary. Participating Subsidiary shall be deemed to include such subsidiaries of Participating Subsidiaries which are so included by the above mentioned resolution of the Board of Directors of the Participating Subsidiary. Eligible Insurance Agents of any Participating Subsidiary shall include all Insurance Agents designated by the President of the Participating Subsidiary. The Company or any of its Participating Subsidiaries may be referred to herein as the "Participating Subsidiary" or together as the "Participating Subsidiaries."

      3. Participation: Commission Deductions. Each eligible Insurance Agent may become a participant in the ASI Plan by filing with the Administrator a written application on such form as may be prescribed by the Administrator. The application will be recorded by the Administrator and forwarded to the Company. Each application of an eligible Insurance Agent will become effective for the first commission period beginning in the calendar month next succeeding the date on which such application is received by the Company. As used herein, the term "commission period" shall mean the monthly period from the date on which the Insurance Agent customarily receives his regular monthly commissions to the next successive date on which he customarily receives such monthly payment.

      All Insurance Agent contributions to the ASI Plan will be made only by commission deduction. Each application shall specify the amount which the participant elects to contribute under the ASI Plan for each commission period and shall authorize the Participating Subsidiary to withhold such amount from the commissions of such participant with respect to each commission period thereafter until such participant's participation in the ASI Plan is terminated or until the amount of such deductions shall be changed or suspended as hereinafter provided. The amounts so authorized to be withheld must be not less than $500 per month nor more than $2,000 per month.

      Any application may be amended to increase or to reduce (within the limits permitted by the ASI Plan) or to suspend the amount of such commission deductions at any time. Each such amendment shall be made by filing a written application on such form as may be prescribed by the Administrator with the commission office from which the participant's commissions are paid, and shall become effective for the first monthly period beginning after receipt of the application.

      4. Transmittal. Each Participating Subsidiary shall accumulate on a monthly basis and hold, without interest, all amounts so withheld from the commissions of its participating Insurance Agents. All such amounts accumulated in any month, along with the Participating Subsidiary monthly contributions described in paragraph 6 below, shall be transmitted to the Administrator (to be applied in accordance with the provisions of the ASI Plan) so as to be mailed to the Administrator as soon as possible following the month of the withholding of such amounts; provided, however, that the Company's Executive Committee or its designee may in its discretion transmit such amounts to the Administrator at such later time as such Committee or its designee may determine; provided, however, that such later transmittal shall be not later than ninety (90) days after the month in which the amounts transmitted were accumulated for the accounts of the participants. Such transmittal shall be accompanied by a transmittal letter, the form of which will be supplied by the Administrator. A signed copy of each amendment of the application shall be transmitted to the Administrator with the first transmittal of monies thereafter deducted on behalf of participants in the ASI Plan.

      In lieu of transmitting funds to the Administrator, the Participating Subsidiaries may transmit an equivalent amount of Shares based on their market price on the day preceding the day of transmittal. Such market price shall be equal to the mean between the bid and asked prices of the Shares, as reported by NBASDAQ, in the over-the-counter market or the closing price of the Shares on any national stock exchange on which the Shares may be traded. The Shares are currently listed for trading on the New York Stock Exchange.

      The Administrator shall establish and maintain a separate account on behalf of each participant. All Shares purchased or transmitted under the ASI Plan shall be held in the name and custody of the Administrator for the benefit of the participants and subject to withdrawal by such participants as herein provided.

      5. Purchase. Upon receipt of funds from the Company and/or its Participating Subsidiaries for such purpose hereunder, the Administrator shall, as promptly as practicable and in accordance with the guidelines of the Securities and Exchange Commission, purchase in the over-the-counter market or on any national stock exchange on which the Shares may be traded or, if at a price lower than shall then prevail in the open market, in a negotiated private transaction, as agent for the participants, as many whole Shares as the aggregate of such funds will permit. The Administrator may purchase Shares from the Company held in its treasury or from its authorized, but unissued, Shares. The aggregate of all such purchases will be allocated, on the basis of the average cost thereof, to the respective accounts of the participants in proportion to the portion of such funds which was withheld with respect to each participant. Each Participating Subsidiary will pay all commissions or charges on the aggregate number of Shares so purchased under the ASI Plan each month, attributable to each such Participating Subsidiary's participating Insurance Agents.

      6. Participating Subsidiary Contribution. Each Participating Subsidiary will contribute an amount equal to five percent (5%) of each of its respective participating Insurance Agents total monthly commissions deduction toward the purchase of Shares pursuant to the ASI Plan. This contribution will be combined with the amounts of a participating Insurance Agent's total monthly commission deductions for investment pursuant to the plan. Each participating Insurance Agent's monthly commission deduction shall not be less than $500 nor more than $2,000. If in any month a participant's commissions drop below $500, such participant's participation in the ASI Plan will be suspended for that month and any succeeding month until his or her monthly commissions are at least $500. Such contributions constitute income to each participating Insurance Agent, are taxable as ordinary income and will be reported to the Internal Revenue Service on Form 1099 at the end of the year. The Company shall furnish to the Administrator concurrently with each such delivery a complete list of the participants who are entitled to receive any of such contribution.

      7. Confirmations. The Administrator will forward to each participant a confirmation or a monthly statement indicating the number of Shares acquired under the provisions of the ASI Plan for his or her account (whether purchased for his or her account or contributed by the Participating Subsidiaries), the cost thereof, the date of acquisition, and the total number of Shares then credited to his or her account.

      8. Withdrawal of Shares. A participant may at any time withdraw from his or her account part or all of any whole Shares then credited to such account, by filing with the Administrator written notice in such form as the Administrator shall have prescribed therefor. A withdrawal of Shares shall have no effect on the participant's deductions and shall not effect a termination of his or her interest in the ASI Plan. All federal or state transfer taxes, if any, which may be due upon any withdrawal from the ASI Plan will be paid by the Participating Subsidiary of such participant.

      9. Termination. If a participant shall die, retire, become totally and permanently disabled or cease to be an Insurance Agent of a Participating Subsidiary, such person's participation in the ASI Plan shall thereupon automatically terminate. The Participating Subsidiary will notify the Administrator of any such termination. Securities held by the Administrator for the account of any person whose participation in the ASI Plan shall have been terminated will continue to be so held by the Administrator and the reinvestment of dividends continued until the Administrator shall have received other instructions from such participant or his or her estate.

      Upon the receipt of appropriate instructions from the participant or his or her legal representative, the Administrator will transfer or sell any whole Shares credited to the account of the participant as directed. In the case of a sale, brokerage commissions will be deducted from the proceeds. All federal or state transfer taxes, if any, which may be due upon transfer of such Shares to the participant will be paid by the appropriate Participating Subsidiary. Such taxes due upon transfers to any person other than the participant will not be borne by the Participating Subsidiary, and the Administrator may require the deposit of funds sufficient to cover such taxes in advance of making any such transfer. No participant shall have any right to receive any fractional Share credited to his account in the ASI Plan, nor shall any provision herein be construed to give such right. Any fractional Share interest subject to transfer to the participant or other person shall be paid thereto in cash by the Administrator.

      10. Voting and Other Rights. All rights as a shareholder of the Shares shall vest in the participant upon the date when such Shares are credited to his or her account, except as otherwise provided in paragraphs 9 and 11 hereunder and except that voting rights in respect of such Shares shall be exercised by the Administrator in accordance with the participant's signed proxy instructions duly delivered to the Administrator or otherwise in accordance with the applicable rules of any national stock exchange on which the Shares may be traded. The Administrator will deliver to each participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its shareholders.

      There will be no charge to the participants of the Administrator's retention or delivery of Share certificates of in connection with notices, proxies, or other such material. The Administrator shall exercise proxy instructions received from the participants on all whole Shares only with no proxies being voted with respect to any fractional Shares.

      11. Dividends and Other Proceeds. Cash dividends received in respect of the Shares held in the accounts of participants will be credited by the Administrator to such accounts. All such cash will be reinvested in Shares as promptly as practicable following receipt thereof in accordance with the Dividend Reinvestment Plan for shareholders of the Company. The Company will pay all commissions or fees in connection with the purchase constituting such reinvestment.

      Stock dividends or split-ups in respect of the Shares held in the accounts of participants will be credited to such accounts without charge. Other securities and rights to subscribe received in respect of the Shares held in the accounts of participants will be sold by the Administrator and the proceeds treated in the same manner as cash dividends.

      12. Transfer of Rights. Unless applicable state or federal law requires a contrary result:

      (a) A participant in the ASI Plan may not assign, transfer, hypothecate, encumber, commute, or anticipate either his or her interest in the ASI Plan or funds or the Shares credited to his or her account thereunder, and

      (b) Neither the interest of a participant in the ASI Plan nor the funds or the Shares credited to his or her account thereunder shall in any way be subject to any legal process or be levied upon or attached for payment of any claims against a participant or otherwise availed of by any other person.

      Any such attempted assignment, transfer, hypothecation, encumbrance, commutation or anticipation, and any such attempted levy, attachment, or other subjection to legal process shall be void and shall not be recognized by the Administrator.

      13. Amendments, Suspensions, and Terminations. The Board of Directors of the Company or its Executive Committee may from time to time amend, suspend, or terminate in whole or in part, and if terminated may reinstate, any and all of the provisions of the ASI Plan, except that no amendment, suspension, or termination may be made which, in the judgment of such Board of Directors or Executive Committee, will retroactively affect adversely the rights of participants in the ASI Plan, except that the plan may be temporarily suspended and the contributions accumulated and held by the Participating Subsidiaries when such suspension is necessary until the satisfaction of any applicable securities laws or other governmental rule, regulation, or law. Except as provided in Paragraph 9 above, no part of the funds or the Shares credited to the account of any participant shall be subject to forfeiture for any reason.

      14. Administration. The Administrator has been appointed by the Board of Directors of the Company to administer the ASI Plan and may be removed from such appointment at any time at the sole discretion of such Board of Directors or its Executive Committee. Consequently, nothing in the ASI Plan shall be deemed to create any obligation on the part of the Company or any of its subsidiaries or the Administrator that the Administrator shall continue to administer the ASI Plan, the Company may appoint any other trust company or bank or member firm of the New York Stock Exchange to administer the ASI Plan and such appointment shall be deemed to amend the plan to substitute the name of such member firm or bank or trust company for the previously named administrator in the definitions of the term "Administrator."

      15. Responsibility. Neither the Company, AHL, their Participating Subsidiaries nor the Administrator shall have any responsibility or liability, other than liabilities arising out of the federal securities laws, for any act or thing done or left undone, including, without limiting the generality of the foregoing, any action taken with respect to the price, time, quality, or other conditions and circumstances of the purchase of Shares under the terms of the ASI Plan.

      16.   Notices.

      (a) Any notice hereunder to the Company, AHL or their Participating Subsidiaries shall be in writing on the form provided, if any, and such notice shall be deemed duly given or made only upon receipt thereof at the Company's or its Participating Subsidiary's office at American Heritage Life Building, 1776 American Heritage Life Drive, Jacksonville, Florida 32224, or at such other address as the Company or its Participating Subsidiary may designate by notice to the participants and to the Administrator.

      (b) Any notice hereunder to the Administrator shall be given to the Administrator in writing and such notice shall be deemed duly given or made only upon receipt thereof at the Administrator's address at P. O. Box 4625, Atlanta, Georgia 30302, or at such other address as the Administrator may designate by notice to the Company and the Participants.

      (c) Any notice or other communication to a participant hereunder shall be in writing on the form provided, if any, and such communication and any delivery to a participant hereunder shall be deemed duly given or made if mailed, delivered or made to the participant at such address as the participant may have on file with the Company, AHL or their Participating Subsidiaries.

      17. Federal Income Tax Consequences. All contributions made by a participant and those made by a Participating Subsidiary with respect to a participant under the ASI Plan will constitute income taxable as ordinary income for federal income tax purposes in the year in which such contributions are transmitted to the Administrator.

      18. Restrictions on Transfer of Shares. Persons who may be deemed to be affiliates of the Company would be required to make resales of Shares acquired under the ASI Plan either pursuant to the registration requirements of the Securities Act of 1983, as amended, or pursuant to Rule 144 as promulgated under that Act or some other exemption thereunder.

      19. Effective Date of Plan. The Agents Stock Investment Plan originally became effective April 29, 1993 and was amended and restated on April 25, 1996.

                               USE OF PROCEEDS

      Although it is intended that the Shares purchased pursuant to the ASI Plan be purchased in the open market or from sources other than the Company, Shares may be purchased from the Company from its authorized but unissued Shares or from Shares held in the Company's treasury. The Company is unable to determine and has no basis for estimating either the number of Shares that will be purchased from it under the ASI Plan or the proceeds that will be received by the

Company from the sale of such Shares. The Company proposes to use the proceeds from the sales of the Shares offered hereby for its general corporate purposes. See "The Company."

                           DESCRIPTION OF THE SHARES



      The Shares presently outstanding are, including the Shares to be purchased in this offering are, or when issued will be, legally issued, fully paid and non-assessable. The shareholders are entitled to receive ratably such dividends as may from time to time be declared by the Board of Directors. Upon liquidation, the holders of the Shares are entitled to share ratably in the net assets of the Company. All voting rights are vested exclusively in the holders of the Shares and each shareholder is entitled to one vote for each share held. The holders of the shares have no cumulative voting or preemptive rights.

      Under Florida law, the Company may pay dividends only out of net income, retained earnings and capital surplus.

      Article VII of the Articles of Incorporation of the Company provides for the division of the Board of Directors of the Company as equally as possible into three classes whose terms are staggered and each class is elected for a term of three years. The By-Laws of the Company provide that its Board consist of eight Directors as follows: three directors in Class I; two directors in Class II; and three directors in Class III. Article VII also provides that (1) no class of directors shall be subject to election by shareholders until all classes holding office for terms of longer duration without being subject to election shall be so subject and directors have been elected with respect thereto, and (2) no one meeting of shareholders can consider or act upon the election of more than one class of directors, except that shareholders can fill vacancies occurring in any class. Accordingly, one-third of the Board is currently elected each year. This Article also provides that no amendment to the By-Laws of the Company decreasing the number of directors shall have the effect of shortening the term of any incumbent director and no action shall be taken by the directors to increase the number of directors as provided in the By-Laws unless at least 75% of the directors then in office concur on same.
The affirmative vote of the holders of at least 75% of the outstanding Shares is required to (a) amend Article VII, (b) remove a director with or without cause, or (c) increase the number of directors as provided in the By-Laws of the Company.

      Article XIII of the Articles of Incorporation of the Company provides that the affirmative vote of at least 80% of the outstanding Shares is required to approve any merger or consolidation of the Company into another corporation or other entity or any sale, lease, or exchange of all or substantially all of the assets of the Company to or with another corporation, person, or any other entity if such other corporation, person, or entity is the beneficial owner of 10% or more of the outstanding Shares.

      Certain Provisions of Florida Law. The Company is subject to several anti-takeover provisions under Florida law. These provisions permit a corporation to elect to opt out of such provisions in its Articles of Incorporation or (depending on the provision in question) its Bylaws. The Company has not elected to opt out of these provisions. The Florida Business Corporation Act (the "Florida Act") contains a provision that prohibits the voting of shares in a publicly-held Florida corporation which are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power:
(i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power and (iii) a majority or more of such voting power.

      The Florida Act also contains an "affiliated transaction" provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an "interested shareholder" unless (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder,
(ii) the interested shareholder has owned at least 80% of the corporation's outstanding voting shares for at least five years, or (iii) the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation's outstanding voting shares.

      SunTrust Bank, Atlanta, P. O. Box 4625, Atlanta, Georgia, 30302, Telephone Number 1-800-568-3476, is Transfer Agent and Registrar of the Shares.

      The Company sends to its shareholders annual reports including financial statements audited by independent public accountants and quarterly unaudited interim financial reports.

                                 LEGAL OPINION

      Certain legal matters relating to the offering will be passed upon for the Company by Boling & McCart, a professional association, Seventy-Six South Laura Street, Suite Seven Hundred, Jacksonville, Florida 32202. At March 31, 1996, a member of Boling & McCart owned beneficially 8336 Shares.

                                    EXPERTS

      The consolidated financial statements as of December 31, 1995 and 1994, and for each of the years in the three year period ended December 31, 1995, incorporated by reference into this Prospectus have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE THEREOF.

                                 TABLE OF CONTENTS
Available Information............................... 2
Incorporation of Certain Documents
  By Reference ..................................... 2
The Company ........................................ 3
Agents Stock Investment Plan  ...................... 3
   Plan ............................................ 3
   Eligibility of Participation .................... 4
   Participation:  Commission Deduction ............ 4
   Transmittal...................................... 5
   Purchase......................................... 5
   Participating Subsidiary Contribution ........... 6
   Confirmations ................................... 6
   Withdrawal of Shares ............................ 6
   Termination ..................................... 6
   Voting and Other Rights ......................... 7
   Dividends and Other Proceeds..................... 7
   Transfer of Rights............................... 7
   Amendments, Suspensions,
       and Terminations............................. 8
   Administration................................... 8
   Responsibility................................... 8
   Notices.......................................... 8
   Federal Income Tax Consequences.................. 9
   Restrictions on Transfer of Shares............... 9
   Effective Date of Plan........................... 9
Use of Proceeds..................................... 9
Description of the Shares........................... 9
Legal Opinion.......................................11
Experts.............................................11

================================================================================
================================================================================

                                  [AHL LOGO]

                            AMERICAN HERITAGE LIFE
                            INVESTMENT CORPORATION



                                100,000 SHARES

                            AMERICAN HERITAGE LIFE
                            INVESTMENT CORPORATION

                                 COMMON STOCK




                           OFFERED PURSUANT TO ITS

                         AGENTS STOCK INVESTMENT PLAN


                              -----------------

                                June 27, 1996

                              -----------------

================================================================================

                                      PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution (Estimated):

SEC registration filing fee .....................................................................................$   750*
Printing and engraving costs ....................................................................................    500
Legal fees and expenses ......................................................................................... 15,000
Accounting fees and expenses ....................................................................................    500
Miscellaneous ...................................................................................................    250
Total ...........................................................................................................$17,000
                                                                                                                 =======

     * Actual fee

ITEM 15.  Indemnification of Directors and Officers.

        The registrant's Articles of Incorporation and By-Laws generally provide that the registrant's directors, officers, employees, and agents shall be indemnified against any and all claims and liability to which they may be subject by reason of any action taken or omitted by him or her as such directors, officer, employee, or agent and shall be reimbursed for any expenses incurred in connection with any such claim or liability provided, however, that no such person is entitled to any indemnification for the claim or liability if it arose out of such person's gross and willful negligence or willful misconduct.

        The directors, officers, employees or agents of the corporation are also entitled to the benefits of Section 93 of the Florida Business Corporation Law.

        Section 93 of the Florida Business Corporation Act (Florida Statutes
Section 607.0850) provides that a director, officer, agent and employee of a corporation or its subsidiaries or other affiliates may be indemnified under certain conditions by the corporation against expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he becomes a party because he was such director, officer, agent or employee, including expenses reasonably incurred in settlement of any of the aforesaid matters, if the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding determine that the person seeking indemnification acted in good faith and in a manner he reasonably believed to be in, or not opposed to. the best interests of the corporation.

        Section 607.0850 also provides that the indemnification provided pursuant to above provisions are not exclusive, and a corporation may make any other further indemnification of any of its directors, officers, employees, or agents, under any by-laws, agreements, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

        (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

        (b) A transaction from which the director, officer, employee or agent derived an improper personal benefit;

        (c) In the case of a director, a circumstance under which certain liability provisions relating to the payment of dividends an asset distributions are applicable; or

        (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

  In addition, the Company carries directors and officers liability insurance.

ITEM 16.  Exhibits.

Exhibit Number                                             Description
- --------------                                             -----------
        3(a)                      Amended and Restated Articles of Incorporation of American Heritage Life Investment
                                  Corporation dated April 26, 1996.  Incorporated by reference to Exhibit 3(i) of the
                                  Form 8-K, dated April 26, 1996 (File No. 1-7255).
        3(b)                      By-Laws of American Heritage Life Investment Corporation as amended and restated, dated
                                  February 6, 1996.  Incorporated by reference to Exhibit 3 of a Form 8-K, dated February
                                  6, 1996 (File No. 1-7255).
        4                         Common Stock Certificate of American Heritage Life Investment Corporation.
                                  Incorporated by reference  to Exhibit 4 of the Form 10-K filed by Registrant for the period ended December 31, 1994 (File No. 1-7255).
        5                         Opinion of Counsel (set forth on page II-4)
        10                        American Heritage Life Investment Corporation Amended and Restated Agents Stock
                                  Investment Plan.
        24(a)                     Consent of Independent Certified Public Accountants (set forth on page II-5).
        24(b)                     Consent of Attorneys, counsel to Registrant (set forth on page II-6).
        25                        Powers of Attorney (set forth on page II-3).


ITEM 17.  Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors and officers and controlling persons of the Company pursuant to the provisions referred to in
Item 15 of this Registration Statement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim against the Company for indemnification against such liability (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by a director or officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii) To include any material information with respect to
                 the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if the information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida, the 24th day of June, 1996.

AMERICAN HERITAGE LIFE INVESTMENT CORPORATION

By:   /s/ T. O'Neal Douglas
      ------------------------------
      T. O'Neal Douglas
      Chairman of the Board of Directors
      and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes T. O'Neal Douglas and Christopher A. Verlander, and each of them, as Attorneys-in-Fact, to sign on his behalf individually and in each capacity stated below, and to file any amendments including Post Effective Amendments, to this Registration Statement.


SIGNATURE                                 TITLE                                           DATE


/s/  T. O'Neal Douglas                    Chairman of the Board of
- --------------------------------          Directors and Director
     T. O'Neal Douglas                    (Principal Executive Officer)

/s/  Christopher A. Verlander
- --------------------------------          President and Director
     Christopher A. Verlander             (Principal Operating Officer)

/s/  C. Richard Morehead                  Executive Vice President &
- --------------------------------          Treasurer (Principal Financial
     C. Richard Morehead                  and Accounting Officer)

/s/       Edward L. Baker
- --------------------------------          Director
          Edward L. Baker
                                                                                          June 24, 1996
/s/       A. Dano Davis
- --------------------------------          Director
          A. Dano Davis

/s/       Robert D. Davis
- --------------------------------          Director
          Robert D. Davis

/s/       H. Corbin Day
- --------------------------------          Director
          H. Corbin Day

/s/     Radford D. Lovett
- --------------------------------          Director
        Radford D. Lovett


/s/      W. A. Verlander
- --------------------------------          Director
         W. A. Verlander